Exhibit 10.14

LOSS SHARING AGREEMENT

This Loss Sharing Agreement (this “Agreement”) is entered into this [•] day of [•] 2007, by and among Visa U.S.A. Inc., a Delaware corporation (“Visa USA”), Visa International Service Association, a Delaware corporation (“Visa International”), VISA Inc., a Delaware corporation (“Visa Inc.”) and each member of Visa USA that executes and delivers a counterpart signature page to this Agreement (each a “Contributing Member,” and together with Visa USA and Visa International, each a “Party,” and collectively the “Parties”).

WITNESSETH:

WHEREAS, Visa USA, VISA International and one (1) or more of Visa USA’s member financial institutions (the “Members”) are or may become defendants in the lawsuits listed in Schedule A hereto (the “Covered Litigation”);

WHEREAS, Visa USA, Visa International, and the other parties thereto have entered into a Global Restructuring Agreement (the “Global Restructuring Agreement”), dated as of June 15, 2007, pursuant to which, on the terms and subject to the conditions contained therein, Visa USA and Visa International will become direct subsidiaries of Visa Inc. and Visa USA’s members will become stockholders of Visa Inc.

WHEREAS, capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in Annex I to the Global Restructuring Agreement;

WHEREAS, it is contemplated that, after the Restructuring contemplated by the Global Restructuring Agreement, Visa Inc. will undertake an IPO, subject to market conditions, and reduce the percentage of Visa Inc. Common Stock owned by the various financial institutions that currently own the various regional Visa organizations, including Visa USA;

WHEREAS, in order to enable the Restructuring and the IPO, the Parties desire to provide for the apportionment of certain contingent liabilities of Visa USA in respect of the Covered Litigation among the Parties;

WHEREAS, Visa USA and the Contributing Members wish to induce Visa International to participate in the Restructuring and to indemnify Visa International for certain contingent liabilities and losses in respect of the Covered Litigation from and after the Restructuring Closing; and

WHEREAS, as provided in Section 11(n) of this Agreement, this Agreement is being executed by certain of the Parties contemporaneously with the execution and delivery of the Global Restructuring Agreement, but no Party shall have any obligation hereunder, and this Agreement shall be without force and effect, until the occurrence of the Restructuring Closing.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

Section 1. Obligations of Visa USA, Visa International, and Visa Inc. In consideration of each Contributing Member’s entering into and performing its obligations hereunder, Visa USA, Visa International, and Visa Inc. agree:

(a) to use all commercially reasonable efforts to pursue and accomplish the Restructuring;

(b) that Visa Inc. shall use all commercially reasonable efforts to consummate the IPO within one hundred twenty (120) days after the Restructuring Closing Date;

(c) notwithstanding the foregoing, Visa Inc. shall consummate the IPO not later than two hundred forty (240) days after the Restructuring Closing Date; provided, however, that the foregoing two hundred forty (240) day period shall be tolled (and Visa Inc., Visa International and Visa USA shall not be deemed in breach of this Section 1(c)) in the event that the IPO Date does not occur within two hundred forty (240) days after the Restructuring Closing Date (i) as a result of any ongoing regulatory review or prohibition (including, without limitation, any review of the S-1 Registration Statement by the SEC or any similar Governmental Authority of any other jurisdiction, including any state of the United States), in which case Visa Inc., shall consummate the IPO as promptly as reasonably practicable after the consummation of such regulatory review or removal of such prohibition, as applicable), (ii) as a result of, or during the pendency of, any action, suit or proceeding, at law or in equity, or any arbitration or administrative or other proceeding by or before any Governmental Authority in which an adverse party has sought any temporary restraining order, preliminary or permanent injunction or other order to prevent or otherwise delay the consummation of the IPO or any of the transactions contemplated by the Global Restructuring Agreement, (iii) as a result of or during the continuation of any event of Force Majeure or the results or effects thereof or (iv) as a result of any decision by the Review Committee of the Visa Inc. Board of Directors, by the unanimous vote of the members of the Review Committee, that the IPO may be delayed;

(d) to use all commercially reasonable efforts after the consummation of the IPO to implement the litigation funding mechanisms contemplated by Sections 3(b)(i) and (ii) below before seeking indemnification pursuant to this Agreement;

(e) to perform their obligations under any Judgment Sharing Agreement entered into in connection with any Covered Litigation;

(f) to use all commercially reasonable efforts to defend against any claims asserted in (X) all Covered Litigation and (Y) any claim asserted in any action, suit or proceeding of any kind in which an adverse party has sought any temporary restraining order, preliminary injunction, permanent injunction or other order to prevent or otherwise delay the consummation of the IPO or any of the transactions contemplated by the Global Restructuring Agreement or the enforcement of any of the agreements or instruments entered into in connection with the Global Restructuring Agreement;

(g) in the case of Visa USA only, to use all commercially reasonable efforts, including the reasonable use of litigation, to enforce the obligations of all Members (other than the Contributing Members) to indemnify and hold harmless Visa USA and Visa International in respect of any liabilities that Visa USA or Visa International may suffer in any Covered Litigation, including, specifically, any liability Visa USA may incur as a result of obligations of Visa USA under any Judgment Sharing Agreement; and

(h) not to unreasonably withhold consent to the cash payment portion of any proposed settlement of any Covered Litigation reasonably recommended by the Litigation Committee with respect to any Covered Litigation and consented to by the Contributing Members; provided that Visa USA and Visa Inc. shall have the sole right to approve (which approval shall not be unreasonably withheld) any terms of any settlement of any Covered Litigation that are applicable to Visa USA and/or Visa Inc. or any of their Subsidiaries (including, for the avoidance of doubt, any terms of a settlement that relate to the setting of Interchange Reimbursement Fees (as such term is defined in the Operating Regulations of Visa International)) other than the cash payment portion thereof. In the event that (x) Visa USA or Visa Inc. unreasonably withhold consent to the cash payment portion of any proposed settlement of any Covered Litigation recommended by the Litigation Committee with respect to any Covered Litigation and consented to by the Contributing Members or (y) Visa USA or Visa Inc. unreasonably withhold approval of the cash payment portion of a proposed settlement of any Covered Litigation recommended by the Litigation Committee and consented to by the Contributing Members, no Contributing Member shall have any indemnification obligation under this Agreement with respect to the contingent liability that is the subject of the proposed settlement in excess of the amount of the cash payment portion thereof recommended or referred by the Litigation Committee.

Section 2. Obligations of the Contributing Members.

(a) In consideration of each of Visa Inc.’s, Visa USA’s and Visa International’s entering into and performing its obligations hereunder, subject to Section 2(b), each Contributing Member, severally but not jointly, shall indemnify Visa USA and/or Visa International, as applicable, in the amount determined in accordance with Section 3 below, with respect to (i) the amount paid by Visa USA or Visa International after the operation of any Judgment Sharing Agreement, plus any amounts reimbursable to Judgment Sharing Agreement signatories by Visa Inc. under Section 3(b)(vi) hereof or (ii) the damages portion (including any attorneys’ fees payable to plaintiffs) of a settlement of a Covered Litigation approved by the board of directors of Visa USA and Visa Inc., and, to the extent required pursuant to the Certificate of Incorporation of Visa USA (the “Charter“), the requisite vote of the Members entitled to vote thereon, in which settlement a release of all claims against Visa USA and its Members relating to (I) the rules, policies, practices, procedures, and activities of Visa International, Visa USA, Visa

Inc. and any of their respective members or Subsidiaries relating to credit, debit, or charge cards (“Payment Cards”) issued under the Visa brand to U.S. cardholders or (II) any alleged conspiracy between (X) Visa USA, Visa International, and/or Visa Inc. and (Y) MasterCard International Inc. and/or MasterCard Incorporated (collectively, “MasterCard,” and the conduct described in clauses (I) and (II) above, collectively, “Visa Conduct”) is obtained (including a release obtained in favor of a member that has previously settled any claim against it) (an “Approved Settlement”). For the purposes of this Agreement, the obligations subject to indemnification pursuant to this Section 2 are collectively referred to herein as a “Visa Litigation Obligation.” In no event shall a Visa Litigation Obligation include any amount paid or payable by Visa USA, Visa International and/or Visa Inc. to any Indemnified Person (as such term is defined in Annex I to the Global Restructuring Agreement), any Subsidiaries of Visa Inc. (other than Visa International or Visa USA) or members of any Indemnified Person, or members of Subsidiaries of Visa Inc. other than members of Visa USA.

(b) Each Contributing Member agrees that it shall not unreasonably withhold consent to the elements of any Approved Settlement that are recommended by the Litigation Committee.

(c) Each Contributing Member agrees to use all commercially reasonable efforts to defend against any claim asserted in any action, suit or proceeding of any kind to which such Contributing Member is a party in which an adverse party has sought any temporary restraining order, preliminary injunction, permanent injunction or other order to prevent or otherwise delay the consummation of the IPO or any of the transactions contemplated by the Global Restructuring Agreement or the enforcement of any of the agreements or instruments entered into in connection with the Global Restructuring Agreement.

Section 3. Contributing Member’s and Visa USA’s Proportional Obligations. In respect of the Visa Litigation Obligation for which a Contributing Member is obligated pursuant to Section 2 above to indemnify and hold harmless Visa USA and/or Visa International pursuant to this Agreement, each Contributing Member’s several portion of the Visa Litigation Obligation shall be determined and limited as follows:

(a) Prior to the Completion of an IPO. In the event that Visa USA and any Contributing Member shall become liable for any Visa Litigation Obligation under this Agreement prior to the completion of the IPO, upon demand by Visa USA, Visa International or Visa Inc., (i) such Contributing Member shall pay Visa USA, Visa International or Visa Inc., for the benefit of the claimant whose claim is the basis of such Visa Litigation Obligation, as applicable (or, on behalf and at the direction of Visa USA, Visa International, or Visa Inc., to the claimant whose claim is the basis of such Visa Litigation Obligation) a sum equal to the total amount of (1) a Final Judgment that is immediately enforceable against Visa USA or Visa International or a signatory to a Judgment Sharing Agreement multiplied by such Contributing Member’s Visa “Membership Proportion” (as such term is defined in the Charter, hereinafter the “Membership Proportion”) or (2) an Approved Settlement that is the basis for the Visa Litigation Obligation multiplied by such Contributing Member’s Visa Membership

Proportion and (ii) Visa USA shall pay Visa USA, Visa International or Visa Inc. for the benefit of a claimant whose claim is the basis of such Visa Litigation Obligation, as applicable (or, on behalf and at the direction of Visa USA, Visa International or Visa Inc., to the claimant whose claim is the basis of such Visa Litigation Obligation) a sum equal to the total amount of (1) a Final Judgment that is immediately enforceable against Visa USA or Visa International or a signatory to a Judgment Sharing Agreement multiplied by the Membership Proportion not accounted for by the Contributing Members or (2) an Approved Settlement that is the basis for the Visa Litigation Obligation multiplied by the Membership Proportion not accounted for by the Contributing Members. Notwithstanding the foregoing, if a Judgment Sharing Agreement allocates a portion of the total amount of a Final Judgment or Approved Settlement to conduct of MasterCard (such amount the “JSA MasterCard Portion”), for purposes of this Section 3 the portion of the Final Judgment or Approved Settlement subject to sharing pursuant to this Agreement shall exclude the JSA MasterCard Portion except for such amounts actually paid by Visa USA or Visa International. In the event that the amount collected by claimants from Visa USA, Visa International or Visa Inc., and signatories to a Judgment Sharing Agreement (the “Collection Amount”) does not exceed the amount of the Final Judgment that such Judgment Sharing Agreement allocates to conduct of Visa, the amount of the Final Judgment subject to indemnity under this Section 3(a) shall be capped at the Collection Amount.

(b) After Completion of the IPO.

(i) In connection with the IPO, Visa Inc. shall deposit the Escrow Fund in the Escrow Account to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement for use in connection with the payment of Visa Litigation Obligations. The amount of funds to be deposited in the Escrow Fund shall be determined on or before the time of the IPO by the Litigation Committee. In addition, additional funds may be deposited in the Escrow Account from the net proceeds of sales of Loss Shares, as well as from interest and other amounts earned on the Escrow Fund.

(ii) From and after the completion of the IPO, in the event of any Visa Litigation Obligation subject to indemnification pursuant to this Agreement, Visa Inc. shall cause each Party’s several payment obligation as to such Visa Litigation Obligation to be satisfied in the following order:

(1) first, from any amounts remaining in the Escrow Fund, until the Escrow Fund has been completely exhausted; and

(2) second, from the proceeds of any sales of Loss Shares (as defined in the Restated Visa Inc. Certificate of Incorporation) by means of underwritten offerings, which proceeds shall be added to the Escrow Fund and which Loss Shares shall reduce the number of shares of Visa Inc.’s Class A Common Stock that are to be issued upon conversion of shares of Visa Inc.’s Class B Common Stock to the holders thereof, all in accordance with the procedures set forth in the Litigation Management Agreement. For the avoidance of doubt, it is agreed that Visa Inc., subject to the limitations set forth in the Litigation Management Agreement, shall have the ability to effect the sale of shares of Class A Common Stock and to designate the shares so sold as “Loss Shares” pursuant to the Restated Visa Inc. Certificate of Incorporation in order to give effect to this provision.

(iii) If all available funds in the Escrow Fund (including funds available from the sale of Loss Shares) are insufficient to satisfy such Visa Litigation Obligation, then each Party hereto shall be responsible for and pay to Visa Inc., Visa International or Visa USA for the benefit of the claimant whose claim is the basis of such Visa Litigation Obligation, as applicable (or, on behalf of and at the direction of Visa Inc., Visa International or Visa USA, as applicable, to the claimant whose claim is the basis of such Visa Litigation Obligation) from funds other than the Escrow Fund (including funds available from the sale of Loss Shares) a sum equal to such remaining or unsatisfied Visa Litigation Obligation subject to indemnification pursuant to this Agreement multiplied by such Contributing Member’s Visa Membership Proportion, or, in the case of Visa USA or Visa International, multiplied by the Visa Membership Proportion not accounted for by the Contributing Members.

(iv) In the event that Visa Inc. shall issue any Loss Shares in accordance with Section 3(b)(ii)(2) or upon the request of the Litigation Committee that Visa Inc. sell Loss Shares, Visa Inc. shall, as promptly as practicable, file with the SEC a registration statement for an underwritten offering of such Loss Shares and shall use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable thereafter. Visa Inc. shall select one (1) or more underwriters for such offering of Loss Shares. Each Contributing Member shall use all commercially reasonable efforts to provide Visa Inc. with such information regarding such member as may be required in connection with such registration statement. Notwithstanding the foregoing, Visa Inc. may delay the filing or effectiveness of a registration statement for a period of time not to exceed an aggregate of one hundred twenty (120) days in any twelve (12) month period if (A) the board of directors of Visa Inc. determines, in good faith, that the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the business, assets, operations, condition (financial or otherwise), performance, property or prospects of Visa Inc. and its Subsidiaries, taken as a whole, or (B) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and the Visa Inc. Board of Directors determines, in good faith, that any such disclosure could jeopardize the success of such transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof.

(v) In the event that (A) a Contributing Member has previously paid any funds to or on behalf of Visa USA, Visa International or Visa Inc. or (B) Visa Inc., Visa International or Visa USA has previously paid any funds on its own behalf, in each such case in connection with any Visa Litigation Obligation prior to completion of the IPO as provided in Section 3(a), and to the extent that such funds have not been repaid as a result of an overpayment (a “Covered Payment”), then Visa Inc. shall reimburse such Contributing Member, Visa Inc., Visa International and/or Visa USA, as applicable, for the amount of all such Covered Payments made by or allocated to such Contributing Member, Visa Inc., Visa International and/or Visa USA, as applicable, by distributing funds from the Escrow Fund in accordance with this Agreement.

(vi) In the event that any Contributing Member makes a payment to a claimant or to another Contributing Member pursuant to the terms of a Judgment Sharing Agreement in a Covered Litigation other than a payment with respect to the JSA MasterCard Portion (a “Contributing Member JSA Payment”), then Visa Inc. shall reimburse such Contributing Member for the amount of all such Contributing Member JSA Payments by distributing funds from the Escrow Fund in accordance with this Agreement.

(vii) The reimbursements contemplated by paragraphs (v) and (vi) above shall be made after a Final Judgment (including a Final Judgment pursuant to an Approved Settlement) is entered in the litigation that is the subject of the Visa Litigation Obligation. In the event that funds in the Escrow Fund (including funds available from the sale of Loss Shares) are inadequate to satisfy the Visa Litigation Obligation, then (a) reimbursement of Covered Payments pursuant to Section 3(b)(v), (b) reimbursement of Contributing Member JSA Payments pursuant to Section 3(b)(vi) and (c) the payment of the residual amount of the Visa Litigation Obligation less Covered Payments and Contributing Member JSA Payments shall, in each case, be made pro rata in proportion to the amount that each payment obligation described in (a), (b) and (c) bears to the total Visa Litigation Obligation in such Covered Litigation.

(viii) The Parties hereby acknowledge and agree that, in the event that any provision contained in this Section 3(b) conflicts with or is otherwise inconsistent with any provision of Section 4.9 of the Global Restructuring Agreement, the provisions of this Section 3(b) shall govern and control.

(c) Timing of Member’s Payments. Each Contributing Member shall tender payment of any amounts due and owing pursuant to this Agreement as promptly as practicable (and in any event within sixty (60) days) after receipt of a proper demand hereunder for payment from Visa USA, Visa Inc. or Visa International. Visa USA, Visa International or Visa Inc., as applicable, shall tender payment of any amounts due and owing pursuant to this Agreement as promptly as practicable (and in any event within sixty (60) days) after receipt of a demand for payment from any Party to which such payment is owing hereunder.

(d) Judgment Sharing Agreements. Notwithstanding anything to the contrary in the foregoing, if a Contributing Member is a party to a Judgment Sharing Agreement with respect to Covered Litigation to which Visa USA is also a party, such Contributing Member’s obligation to Visa Inc., Visa USA and Visa International with respect to any Visa Litigation Obligation (other than an obligation with respect to the JSA MasterCard Portion) that is subject to sharing under such Judgment Sharing Agreement shall be established solely by such Judgment Sharing Agreement.

Section 4. Recalculation of Obligations in the Event of a Modified or New Judgment. If (a) any Final Judgment that is the basis for a Visa Litigation Obligation is modified at any time after it becomes a Final Judgment and, as so modified (the “Modified Judgment”), becomes final after exhaustion of all appeals or other judicial review or expiration of the time to obtain further judicial review, or (b) after a Final Judgment is vacated or overturned, a new Final Judgment (“New Judgment”) is subsequently entered, then each Contributing Member’s payment obligations pursuant to this Agreement shall be recalculated to reflect the Modified Judgment or New Judgment, as applicable.

Section 5. Repayment by Visa USA of Overpayments by Contributing Member. If Visa USA, Visa International or Visa Inc. receives payment hereunder from a Contributing Member for a Visa Litigation Obligation and Visa USA, Visa International, or Visa Inc. later succeeds in recovering some or all of the payments it made to a claimant in relation to such Visa Litigation Obligation as a result of the reversal, vacatur, or modification of a Final Judgment (an “Overpayment”), then Visa USA, Visa International or Visa Inc. (as applicable) shall repay to such Contributing Member a share of such Overpayment (including any accrued interest recovered by Visa USA, Visa International or Visa Inc.) in proportion to all payments collected by Visa USA, Visa International, and Visa Inc. in connection with such Visa Litigation Obligation pursuant to a Judgment Sharing Agreement, this Agreement or otherwise.

Section 6. Non-Payment. In the event that any Contributing Member does not tender payment as required by this Agreement, in addition to any other remedies available to Visa USA, Visa International and/or Visa Inc., Visa USA, Visa International and/or Visa Inc. as applicable, may recover such unpaid amounts by:

(a) treating the unpaid amounts as a fine pursuant to Section 1.8 of the Visa Operating Regulations that Visa USA shall be entitled to collect through the Visa Integrated Billing System or other method deemed appropriate by Visa USA;

(b) offsetting the unpaid amount against any amounts owed by Visa USA, Visa International or Visa Inc. to such Contributing Member; or

(c) offsetting the unpaid amount against the fair market value of any (i) dividend; (ii) distribution upon dissolution of Visa Inc.; or (iii) distribution of, or with respect to, equity interests in Visa USA or Visa Inc. to which such Contributing Member would otherwise be entitled under Visa USA’s or Visa Inc.’s constitutive documents.

Section 7. Limitation on Remedies.

(a) No party hereto shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, or loss of business reputation or opportunity, relating to any misrepresentation, any breach of warranty or any breach or alleged breach of this Agreement; provided that, for purposes of this Section 7, any obligation that constitutes a Visa Litigation Obligation shall not be deemed a claim for punitive, incidental, consequential, special or indirect damages.

(b) None of Visa Inc., Visa USA, and Visa International shall be liable for money damages as the result of any breach of Section 1(a), 1(b), or 1(c) of this Agreement. Instead, the sole remedy of any Contributing Member for a breach of such sections shall be to suspend its obligations under this Agreement for the period commencing on the date (which may not be earlier than the two hundred fortieth (240th)

day after the Restructuring Closing Date) upon which Contributing Members representing in the aggregate at least two-third (2/3) of the Membership Proportions of all Contributing Members shall have delivered written notice of such breach to Visa Inc. and ending on the date on which the IPO is consummated. For the avoidance of doubt, any such obligations that are suspended pursuant to the immediately preceding sentence shall, automatically and without any action to be taken by any Party, be reinstated in full, as if never so suspended, upon the occurrence of the IPO.

(c) To the fullest extent permitted by applicable Law, each Party hereby irrevocably waives, and covenants and agrees for the benefit of each other Party not to assert before any Governmental Authority at any time, any and all causes of action or claims of any kind, regardless of legal theory, seeking to invalidate, enjoin, restrain, set aside, modify, reform or otherwise prevent or limit the enforcement of, any provision of this Agreement, of a Judgment Sharing Agreement to which such party is a signatory in connection with any Covered Litigation, or any of the related provisions of the Global Restructuring Agreement or the Restated Visa Inc. Certificate of Incorporation, including, without limitation, Section 4.9 of the Global Restructuring Agreement and Sections 4.18 and 4.26 of the Restated Visa Inc. Certificate of Incorporation; provided, however, that the foregoing shall not be construed as a limitation on the right of any Party to seek enforcement of any provision of this Agreement or to assert a cause of action for breach thereof.

Section 8. Effect of More Favorable Agreement. Each of Visa Inc., Visa International and Visa USA hereby represents and warrants to each Contributing Member as of the date hereof that, except for this Agreement, the Interchange Judgment Sharing Agreement, the AMEX Judgment Sharing Agreement and the Escrow Agreement, and except for the related provisions of the constituent documents of Visa Inc., Visa International or Visa USA (as such constituent documents may be amended pursuant to the terms of the Global Restructuring Agreement), none of Visa Inc,. Visa International or Visa USA is a party as of the date hereof to any Contract with any other Person with respect to the sharing of any Liabilities in connection with any of the Covered Litigation. In the event that at any time after the date hereof Visa USA or Visa Inc. enters into any Contract with any member of Visa USA relating to such member’s obligations with respect to a Visa Litigation Obligation on terms that are more favorable, in the aggregate, than the terms contained in this Agreement (any such Contract, an “Alternative Loss Sharing Agreement”), then Visa USA or Visa Inc. shall disclose the existence and terms of such Alternative Loss Sharing Agreement to all Contributing Members within five (5) days after entering into such Alternative Loss Sharing Agreement and shall offer to each Contributing Member the right to substitute the terms of the Alternative Loss Sharing Agreement for the terms of this Agreement, or shall offer to enter into an amendment to this Agreement in order to provide each Contributing Member with the benefit of any more favorable terms contained in such Alternative Loss Sharing Agreement.

Section 9. Representations and Warranties. Each Party represents and warrants to the other Parties hereto that:

(a) It has all necessary power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on its part. This Agreement has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(b) Such Party is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, require any consent or payment under, give any third party the right to terminate or accelerate any obligation under, or under which any default would occur, as a result of the execution and delivery by such Party of this Agreement or the performance by such Party of any of the terms hereof.

(c) no governmental or other authorizations, and no other registration, declaration or filing by such Party is required in order for such Party: (i) to consummate the transactions contemplated by this Agreement; (ii) to execute and deliver any documents and instruments to be delivered by such Party under this Agreement; and (iii) to duly perform and observe the terms and provisions of this Agreement.

Section 10. Reservation of Rights. Nothing herein shall constitute a waiver by Visa International of any right that it may have to seek indemnification from Visa USA or any Members of Visa USA in the event that the Restructuring is not consummated.

Section 11. Miscellaneous.

(a) No Third Party Benefit. This Agreement is made and shall be binding on and inure solely to the benefit of the Parties and their successors or permitted assigns, but otherwise confers no rights or defenses upon any non-Party. Subject to the foregoing: (i) this Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns; and (ii) each Party shall require any entity(ies) that, as a result of any merger, purchase of assets, reorganization or other transaction, acquires or succeeds to all or substantially all of the business or assets of such Party to assume the obligations of such Party under this Agreement pursuant to a written assumption agreement in form and substance reasonably satisfactory to the other Parties.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York. The Parties hereby agree that this Agreement is consistent with public policy and hereby covenant and agree not to make any assertion to the contrary.

(c) Arbitration. Any dispute arising out of or relating to this Agreement, including but not limited to a dispute relating to the breach, enforceability, interpretation, application, or scope of any aspect of this Agreement (including, without limitation, this

Section 11(c)) or a dispute relating to the amount of any payment obligation created by this Agreement shall be finally resolved by arbitration in accordance with the Center for Public Resources (“CPR”) Rules for Non-Administered Arbitration in effect on the date of this Agreement, by one (1) independent and impartial arbitrator (the “Arbitrator”) to be agreed upon by the disputants or, in the absence of such an agreement, appointed by the CPR. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1–16, and any award rendered by the Arbitrator shall be final and binding and judgment upon the award may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York, unless otherwise agreed by the parties to the arbitration. In the event of a dispute about the existence or amount of a payment obligation created under this Agreement, the Arbitrator shall award the prevailing party its reasonable attorneys’ fees unless the Arbitrator finds that the position of the opposing party was substantially justified. In addition, if the Arbitrator finds that a Signatory underpaid or declined to pay a sum that it was obliged to pay under the terms of this Agreement, the Arbitrator shall award that other Signatory pre-Award interest at the prime rate as published in the Wall Street Journal on the date that the unpaid or underpaid payment was due (or, if the actual cost of replacement funds was greater than the prime rate, the prevailing party’s actual cost of replacement funds), running from the date that the unpaid amount was required to be paid under this Agreement. The provisions of this Section 11(c) shall control any dispute between or among one or more Parties to this Agreement arising out of or relating to this Agreement or any related provision of the Global Restructuring Agreement.

(d) Confidentiality. Except as provided below, no Party shall, without the consent of the other Parties, divulge any of the terms of this Agreement to a third party except as is reasonably required (i) to enable such Party’s directors, officers, employees, auditors and attorneys to carry out their responsibilities hereunder, (ii) to comply with the requirements of applicable law or rule, or with a court order or regulatory examination, investigation, or request (including, without limitation, any examination, action, or request of the Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System), (iii) to comply with the requirements of any stock exchange or other self-regulatory organization as that term is defined at 15 U.S.C. § 78c(a)(26), (iv) to prosecute or defend an action arising out of this Agreement, or (v) as reasonably required in connection with the IPO. Notwithstanding the foregoing, Visa USA may disclose the existence of this Agreement, but may not disclose any Contributing Member’s Visa Membership Proportion, to another Member if, in Visa USA’s reasonable judgment, such disclosure would be useful in connection with Visa USA’s effort to fulfill its obligations pursuant to Section 1 of this Agreement.

(e) Disclosure of Information. Visa USA shall provide information reasonably requested by any Contributing Member relating to Visa USA’s calculation of the Visa Membership Proportion and that is not confidential information relating to another Member.

(f) Joint Authorship; Opportunity to Review. This Agreement shall be treated as though it were jointly drafted by all Parties, and any ambiguities shall not be construed for or against any Party on the basis of authorship. Each Party represents and warrants that it has had an opportunity to seek and has sought independent legal advice from attorneys of its choice and other advice from such accountants and other professionals as it deems appropriate, in each case with respect to the advisability of executing this Agreement, and such Party has carefully read this Agreement and has made such investigation of the facts pertaining to this Agreement as it deems necessary.

(g) No Admission. Nothing in this Agreement is intended to be, nor shall be deemed to be, an admission of any liability to anyone or an admission of the existence of facts upon which liability could be based other than to the Parties hereto pursuant to this Agreement.

(h) Effect on Other Potential Claims as Between the Parties. Certain other potential claims between the Parties as to liability arising as a result of the Covered Litigation are extinguished by this Agreement, as set forth in this paragraph. This Agreement is in lieu of any other rights of contribution, indemnity, assessment, reimbursement, or sharing, including, without limitation, (i) any rights that Visa Inc., Visa International and Visa USA might otherwise have under any By-Laws, Operating Regulations, contracts (other than the Transaction Documents (but excluding the by-laws of Visa USA)), or any other source, to seek indemnity or contribution from a Contributing Member in connection with the Covered Litigation, and (ii) any other claims, suits, or causes of action, among or between the Parties (including the Parties’ direct or indirect parents, Subsidiaries, predecessors and successors) in connection with the Covered Litigation. Visa USA will use all commercially reasonable efforts, including the commercially reasonable use of litigation, to enforce whatever rights it may have to obtain funding, through indemnification or otherwise, from non-signatories hereto for any liabilities it incurs, directly or indirectly, in connection with the Covered Litigation.

(i) Entire Agreement. This Agreement, and if applicable the Judgment Sharing Agreement in the Interchange Litigation, the Judgment Sharing Agreement in the Amex Litigation, the Restated Visa Inc. Certificate of Incorporation, the By-laws of Visa Inc., the Charter, the By-laws of Visa USA, the Global Restructuring Agreement and the Escrow Agreement constitute the entire and only agreements among the undersigned parties with respect to the subjects addressed herein, and any representation, promise, or condition in connection therewith shall not be binding upon any of the Parties, except to the extent set forth therein. The Agreement shall not be amended or modified except by a written amendment executed by an authorized representative of each of the Parties.

(j) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one (1) instrument.

(k) No Waiver. Failure to insist on compliance with any term or provision contained in this Agreement shall not be deemed a waiver of that term or provision, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

(l) Notices. All notices, requests, demands, waivers and other communications required or permitted to be delivered under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) registered or certified mail, postage prepaid, return receipt requested; or (iii) overnight reputable delivery service, in each case sent to the address of the applicable Party as set out on the signature pages hereto or to such other address as the Party to whom such writing is to be given shall have last notified Visa USA in the manner provided for herein. All such notices, requests, demands, waivers or other communications shall be deemed received upon (a) actual receipt by the addressee, or (b) actual delivery to the appropriate address.

(m) Severability. The provisions of this Agreement are severable, and if any provision of this Agreement is determined by a court of competent jurisdiction or agreed by the Parties to be invalid, void or unenforceable, this shall not affect the validity or enforceability of the remainder of this Agreement or any other provision, and this Agreement may be enforced as if any such invalid, void or unenforceable provision were stricken.

(n) Further Assurances. Each Party agrees to take any and all actions reasonably necessary in order to effectuate the intent, and to carry out the provisions, of this Agreement, including without limitation negotiating in good faith to conform this Agreement as necessary to accomplish its purposes following any reorganization of Visa USA. Without limiting the foregoing, at the request of Visa Inc. each party to this Agreement shall reaffirm in writing its obligations hereunder upon or immediately prior to the consummation of the IPO; provided that the failure of any Party to so reaffirm its obligation shall not affect the obligations of such Party (or the obligations of any other Party to this Agreement) hereunder.

(o) Effectiveness. Although this Agreement is being executed and delivered by certain of the Parties contemporaneously with the execution and delivery of the Global Restructuring Agreement by the parties thereto, this Agreement shall be without force and effect, and the Parties shall have no liability or obligation hereunder, unless and until the Restructuring Closing shall have occurred, whereupon the mutual promises, covenants, agreements and obligations of the Parties contained herein shall become effective and enforceable as provided in this Agreement. In the event that the Global Restructuring Agreement is terminated in accordance with the provisions of Article VI thereof, this Agreement shall automatically terminate contemporaneously with such termination and shall thereupon be without force and effect.

(p) Coverage of Visa Inc. Each of the Parties hereby acknowledges and agrees that if, at any time after the date hereof, Visa Inc. is named as a defendant in any Covered Litigation, then the obligations of each Contributing Member to indemnify Visa International and Visa USA pursuant to the terms of this Agreement (including each Contributing Member’s obligations pursuant to Section 2 hereof) shall extend equally to Visa Inc. (and each applicable reference herein to Visa International and/or Visa USA shall be deemed to include a reference to Visa Inc., mutatis, mutandis), provided however that the Contributing Members shall have no indemnification obligations to Visa Inc.

pursuant to this Agreement if any claim against Visa Inc. therein relates to (i) any conduct of Visa Inc. after the Restructuring Closing Date (other than the Restructuring or the IPO) or (ii) any conduct of Visa Inc. other than the Restructuring, the IPO, or a mere continuation of conduct that as of the date of this Agreement is alleged in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, 1:05-md-01720-JG-JO (E.D.N.Y.) (“MDL 1720”).

[signature pages to follow]

IN WITNESS WHEREOF, the undersigned Parties have caused the execution of this Agreement.

Bank of America Corporation

By:
Name:
Title:
Dated: , 2007

First National of Nebraska, Inc.

By:
Name:
Title:
Dated: , 2007

JPMorgan Chase & Co.

By:
Name:
Title:
Dated: , 2007

National City Corporation

By:
Name:
Title:
Dated: , 2007

Suntrust Banks, Inc.

By:
Name:
Title:
Dated: , 2007

Texas First Bank

By:
Name:
Title:
Dated: , 2007

U.S. Bancorp

By:
Name:
Title:
Dated: , 2007

Wachovia Corporation

By:
Name:
Title:
Dated: , 2007

Washington Mutual, Inc.

By:
Name:
Title:
Dated: , 2007

Wells Fargo & Co.

By:
Name:
Title:
Dated: , 2007

Visa Inc.

By:
Name:
Title:
Dated: , 2007

Visa International Service Association

By:
Name:
Title:
Dated: , 2007

Visa U.S.A. Inc.

By:
Name:
Title:
Dated: , 2007

SCHEDULE A

“Covered Litigation” means:

(1) Discover Financial Services Inc. v. Visa U.S.A. Inc., Case No. 04-CV-07844 (S.D.N.Y.) (the “Discover Litigation”);

(2) American Express Travel Related Services Co., Inc. v. Visa U.S.A. Inc. et al., No. 04-CV-0897 (S.D.N.Y.) (the “Amex Litigation”);

(3) Attridge v. Visa U.S.A. Inc. et al., Case No. CGC-04-436920 (Cal. Super.);

(4) (i) In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, 1:05-md-01720-JG-JO (E.D.N.Y) (“MDL 1720”), including all cases currently included in MDL 1720, (ii) any other case that includes claims for damages relating to the period prior to the IPO that is transferred for coordinated or consolidated pre-trial proceedings at any time to MDL 1720 by the Judicial Panel on Multidistrict Litigation or otherwise included at any time in MDL 1720 by order of any court of competent jurisdiction and (iii) Kendall v. Visa U.S.A., Inc. et al., Case No. CO4-4276 JSW (N.D. Cal.) (the cases described in the foregoing clauses (i), (ii) and (iii), the “Interchange Litigation”); and

(5) any claim that challenges the Restructuring or the consummation thereof; provided that such claim is transferred for coordinated or consolidated pre-trial proceedings at any time to MDL 1720 by the Judicial Panel on Multidistrict Litigation or otherwise included at any time in MDL 1720 by order of any court of competent jurisdiction.

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